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                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

                                                       State or other
                                                       Jurisdiction of
     Subsidiaries                                      Incorporation
     ------------                                      -------------
     Cedar Corporation                                 Nevada
     Cedro de Mexico, S.A. De C.V.                     Mexico
     Condor D.C. Power Supplies, Inc.                  California
     Elecktro-Metall Export GmbH                       Germany
     Industrias SL, S.A. de C.V                        Mexico
     PDQ Corporation                                   New Jersey
     SL Ameritech Plastics, Inc.                       New York
     SL Auburn, Inc. (a)                               New York
     SL Delaware, Inc.                                 Delaware
     SL Industries Deutschland GmbH                    Germany
     SL Industries Holding GmbH                        Germany
     SL Industries Vertrieb GmbH                       Germany
     SL International (FSC), Inc.                      U.S. Virgin Islands
     SL Surface Technologies, Inc. (b)                 New Jersey
     SL Montevideo Technology, Inc.                    Minnesota
     SL Piping Systems, Inc. (c)                       Delaware
     SL Waber, Inc.                                    New Jersey
     Teal Electronics Corporation                      California
     Waber de Mexico, S.A. De C.V.                     Mexico
     Waber Power, LTD(d)                               Connecticut


     All of the registrant's subsidiaries are included in the consolidated financial statements for the year ended July 31, 1998.

---------------------
(a)   Disposed on May 1, 1997.
(b)   Formerly SL Modern Hard Chrome, Inc.
(c)   Disposed on February 20, 1996.
(d)   Formerly SL Electrostatic Technology, Inc.